UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 5, 2010

IMH Secured Loan Fund, LLC

 (Exact name of registrant as specified in its charter)

Delaware	000-52611	81-0624254
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 N. Scottsdale Rd., Suite 5000 Scottsdale, Arizona	85251
(Address)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 840-8400

N/A

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Agreement and Plan of Conversion and Contribution

Overview.  Investors Mortgage Holdings Inc., the manager of IMH Secured Loan Fund, LLC, or the Fund, has approved a series of proposed transactions, referred to as the Conversion Transactions. The Conversion Transactions involve (i) the conversion of the Fund, which is currently a Delaware limited liability company, into a Delaware corporation named IMH Financial Corporation, and (ii) the acquisition by IMH Financial Corporation of all of the outstanding equity interests in Investors Mortgage Holdings Inc., or the Manager, and IMH Holdings, LLC, or Holdings, a holding company for other affiliates of the Manager.

In connection with the proposed Conversion Transactions, the Fund, the Manager and its stockholders, and Holdings and its members entered into an agreement and plan of conversion and contribution, or conversion plan, on May 5, 2010, as amended on May 10, 2010, which terminated and replaced that certain agreement and plan of merger previously entered into on February 11, 2010.  The following discussion and summary of the conversion plan is qualified in its entirety by the terms of the conversion plan, which is attached hereto as Exhibit 2.1.  Pursuant to the conversion plan, IMH Financial Corporation will issue to the members of the Fund 220.3419 shares of Class B or Class C common stock in exchange for each outstanding membership unit in the Fund.  The Class B common stock will be divided into separate series called Class B-1, Class B-2, Class B-3 and Class B-4 common stock.  There will be one series of Class C common stock.

Terms of Class B and Class C Common Stock.  The key terms of the IMH Financial Corporation Class B and Class C common stock include, without limitation, the following:

•
each share of Class B-1, Class B-2, Class B-3, Class B-4 and Class C common stock will be initially issued to a custodian for the benefit of the respective holders, each share of Class C common stock will generally be nontransferable, subject to certain exceptions, and each share of Class B-1, Class B-2 and Class B-3 common stock will be subject to certain restrictions on transfer or sale for six, nine or 12 months following the earlier of (i) the consummation of an initial public offering, and (ii) the 90th day after the board of directors of IMH Financial Corporation determines that it will not pursue an initial public offering, as described below; Class B-4 common stock will only be issued to Shane Albers and William Meris, the chief executive officer and president of the Manager, and will be subject to additional four-year transfer restrictions (subject to certain exceptions), as discussed further below;

•
after the consummation of an initial public offering, IMH Financial Corporation may, in its sole discretion, use up to 30% of the net proceeds of the initial public offering (up to an aggregate of $50 million) to effect a pro rata redemption of Class C common stock (based upon the number of shares of Class C common stock held by each stockholder) at the initial public offering price, less selling commissions and discounts paid or allowed to the underwriters in the initial public offering; IMH Financial Corporation must determine whether to effect this redemption or not within 30 days of the consummation of an initial public offering; all shares of Class C common stock that are not so redeemed will automatically be converted into shares of Class B common stock as follows: 25% of the outstanding shares of Class C common stock will convert into shares of Class B-1 common stock; 25% will convert into shares of Class B-2 common stock; and 50% will convert into shares of Class B-3 common stock; members of the Fund will not know the per share redemption price of the Class C common stock at the time they elect to receive shares of Class B or Class C common stock;

•
at any time after the six-month anniversary of the earlier of (i) the consummation of an initial public offering, and (ii) the 90th day after the board of directors of IMH Financial Corporation determines that it will not pursue an initial public offering, all shares of Class B-1 common stock will be eligible to convert, at the option of the respective holders, into shares of IMH Financial Corporation common stock that will not be subject to restrictions on transfer under the certificate of incorporation of IMH Financial Corporation, and may only be so converted by a holder of Class B-1 common stock by sending a notice of conversion to the custodian and representing to the custodian that the holder has complied with the applicable transfer restrictions;

•
at any time after the nine-month anniversary of the earlier of (i) the consummation of an initial public offering, and (ii) the 90th day after the board of directors of IMH Financial Corporation determines that it will not pursue an initial public offering, all shares of Class B-2 common stock will be eligible to convert, at the option of the respective holders, into shares of IMH Financial Corporation common stock that will not be subject to restrictions on transfer under the certificate of incorporation of IMH Financial Corporation, and may only be so converted by a holder of Class B-2 common stock by sending a notice of conversion to the custodian and representing to the custodian that the holder has complied with the applicable transfer restrictions;

•
following the twelve-month anniversary of the earlier of (i) the consummation of an initial public offering, and (ii) the 90th day after the board of directors of IMH Financial Corporation determines not to pursue an initial public offering, all outstanding shares of Class B-1, Class B-2 and Class B-3 common stock will automatically convert into shares of IMH Financial Corporation common stock that will not be subject to restrictions on transfer under the certificate of incorporation of IMH Financial Corporation;

•
if, at any time after the five-month anniversary of the consummation of an initial public offering, the closing price of IMH Financial Corporation common stock price is greater than or equal to 125% of the offering price in an initial public offering for 20 consecutive trading days, all shares of Class B-1, Class B-2 and Class B-3 common stock will be eligible to convert, at the option of the respective holders, into shares of IMH Financial Corporation common stock that will not be subject to restrictions on transfer under the certificate of incorporation of IMH Financial Corporation, only if the holder has submitted a notice to the custodian that the holder has complied with the applicable transfer restrictions;

•
the shares of Class B-4 common stock issuable to Messrs. Albers and Meris will be subject to restrictions on transfer for a period of four years following the consummation of the Conversion Transactions that will terminate as follows: (i) if, any time after five months from the first day of trading on a national securities exchange, either the market capitalization (based on the closing price of IMH Financial Corporation common stock) or the book value of IMH Financial Corporation will have exceeded $730,383,531 (subject to upward adjustment by the amount of any net proceeds from new capital raised in an initial public offering or otherwise, and to downward adjustment by the amount of any dividends or distributions paid on membership units of the Fund or IMH Financial Corporation securities before or after the Conversion Transactions), (ii) if the restrictions on the Class B common stock are eliminated as a result of a change of control of the shares of Class B common stock under the certificate of incorporation of IMH Financial Corporation, or (iii) if, after entering into an employment agreement approved by the compensation committee of IMH Financial Corporation, the holders of Class B-4 common stock is terminated without cause, as this term will be defined in their employment agreements as approved by the compensation committee of IMH Financial Corporation; additionally, unless IMH Financial Corporation has both (i) raised an aggregate of at least $50 million in one or more transactions through the issuance of new equity securities, new indebtedness with a maturity of no less than one year, or any combination thereof, and (ii) completed a listing on a national securities exchange, then, in the event of a liquidation of IMH Financial Corporation, no portion of the proceeds from the liquidation will be payable to the shares of Class B-4 common stock until such proceeds exceed $730,383,531; although IMH Financial Corporation intends to initiate an initial public offering and to list its shares of common stock on a national securities exchange following the consummation of the Conversion Transactions, IMH Financial Corporation may ultimately complete one, both, or neither of these intended actions;

•
 the shares of Class B and Class C common stock will also automatically convert into shares of IMH Financial Corporation common stock that will not be subject to restrictions on transfer under the certificate of incorporation of IMH Financial Corporation, upon consummation of any “change in control” transaction, which generally includes (i) a merger of IMH Financial Corporation in which the IMH Financial Corporation’s holders of record do not immediately after such merger hold a majority of the voting power of the surviving corporation, (ii) any transaction in which 50% or more of IMH Financial Corporation’s voting power is transferred, or (iii) a sale of all or substantially all of the assets of IMH Financial Corporation, except to one or more affiliates of IMH Financial Corporation;

•
on the twelve-month anniversary of an initial public offering, the Manager intends IMH Financial Corporation to pay, subject to the availability of legally distributable funds at that time, a one-time dividend equal to $0.95 per share of for each share of Class B common stock then outstanding, which we refer to as the “Special Dividend” (the Special Dividend will not be payable if we do not consummate an initial public offering);

•
if any holder of Class B-1, B-2 or B-3 common stock submits a notice of conversion to the custodian but does not represent to the custodian that the holder has complied with the applicable transfer restrictions, the conversion will not be effected, and if the holder represents that it has not complied with the applicable transfer restrictions, all of the shares of Class B-1, Class B-2, and Class B-3 common stock owned by the holder will be automatically converted into Class D common stock and will not be entitled to the Special Dividend and will not be convertible into common stock until the 12 month anniversary of the consummation of the earlier of (i) the consummation of an initial public offering and (ii) the 90th day after the board of directors of IMH Financial Corporation determines that it will not pursue an initial public offering, and then, only if the holder submits a representation to the custodian that the holder has complied with the applicable transfer restrictions for the 90 days prior to such representation and is not currently in violation of those transfer restrictions; if any holder’s shares of Class B-1, B-2 or B-3 common stock are automatically converted into shares of Class D common stock as discussed in this paragraph, then each share of Class C common stock held by the holder will automatically convert into one share of Class D common stock;

•
similarly, if a holder’s shares of Class B-1, B-2 or B-3 common stock have been automatically converted into IMH Financial Corporation common stock on the 12 month anniversary as described above, then to withdraw or transfer those shares, the holder must provide a representation to the custodian that the holder has complied with the applicable transfer restrictions, and if the holder represents to the custodian that it has not complied with the applicable transfer restrictions then the custodian will not release the shares for a period of 90 days thereafter, and then, only upon receipt of a representation that the holder (i) has complied with the restrictions for the 90 days prior to such representation and is not currently in violation, and (ii) will return to IMH Financial Corporation the Special Dividend (if it has been declared and paid); and

•
if the board of directors of IMH Financial Corporation determines that it will not pursue an initial public offering, it may, beginning 90 days after that determination, convert up to 20% of the outstanding shares of Class C common stock into shares of IMH Financial Corporation common stock that will not be subject to restrictions on transfer under the certificate of incorporation of IMH Financial Corporation. No fractional shares of common stock will be issued in any such conversion and no certificate for any fractional shares will be issued. After aggregating all fractional share amounts of a particular holder into one or more whole shares of common stock, any remaining fractional share interest will either be (i) rounded up to the nearest whole share if the fractional interest is equal to or greater than 0.5 of a share, in which case one additional share of common stock will be issued to the applicable holder, or (ii) rounded down to the nearest whole share if the fractional interest is less than 0.5 of a share. The remaining shares of Class C common stock would automatically convert into shares of Class B common stock on the following basis: 25% would convert into Class B-1 common stock, 25% would convert into Class B-2 common stock and 50% would convert into Class B-3 common stock.  The restrictions on transfer of the Class B-1, B-2 and B-3 Shares will continue, subject to certain exceptions, for six, nine or 12 months following the 90th day after the board of directors makes the determination not to pursue an initial public offering.

       Holders of Class B common stock may not be notified when their shares of Class B common stock become eligible for conversion.

Acquisition of Manager and Holdings.  Immediately following the exchange of shares IMH Financial Corporation stock for membership units in the Fund, IMH Financial Corporation will issue an aggregate of 895,750 shares of Class B and Class C common stock, subject to downward adjustment pursuant to the conversion plan, in exchange for all of the outstanding equity interests in the Manager and Holdings (a portion of which will be issued to holders of outstanding stock appreciation rights of the Manager in exchange for cancellation of those rights), which will represent approximately 5.3% of IMH Financial Corporation common stock on a fully-diluted basis.

Shares Issuable to Equity Holders of the Manager and Holdings.  The shares to be issued in exchange for the equity interests in the Manager and Holdings are expected to have an aggregate book value of approximately $17.9 million, calculated by reference to the Fund’s net asset value of $321.9 million, and outstanding membership units of 73,038, as of December 31, 2009.

The 781,644 shares issuable to Shane Albers and William Meris, the chief executive officer and president of the Manager, in exchange for their equity interests in the Manager and Holdings will be a separate series called Class B-4 common stock, which is subject to certain restrictions, including the following:

•
certain transfer restrictions for a four year period following the consummation of the Conversion Transactions, subject to release in certain circumstances, including, if at any time after five months from the first day of trading on a national securities exchange, the market capitalization (based on the closing price of IMH Financial Corporation common stock) or book value of IMH Financial Corporation exceeds $730,383,531, the net capital contributed to the Fund as of September 30, 2008, which was the end of the quarter immediately prior to the suspension of member redemptions (subject to upward adjustment by the amount of any net proceeds from new capital raised in an initial public offering or otherwise, and to downward adjustment by the amount of any dividends or distributions paid on membership units of the Fund or IMH Financial Corporation securities before or after the Conversion Transactions);

•
additionally, unless IMH Financial Corporation has both (i) raised an aggregate of at least $50 million in one or more transactions through the issuance of new equity securities, new indebtedness with a maturity of no less than one year, or any combination thereof, and (ii) completed a listing on a national securities exchange, then, in the event of a liquidation of IMH Financial Corporation, no portion of the proceeds from the liquidation will be payable to the shares of Class B-4 common stock held by Messrs. Albers and Meris until those proceeds exceed $730,383,531.

The remaining 114,106 shares issuable to the other equity holders of the Manager and Holdings (subject to downward adjustment pursuant to the conversion plan) will be Class B-3 common stock of IMH Financial Corporation, which is subject to restrictions on transfer for one year following the consummation of the Conversion Transactions.

The number of shares being issued to the stockholders of the Manager and the members of Holdings will be reduced by one share for each $20 of net loss of the Manager and Holdings for the period beginning January 1, 2010 through the date of consummation of the Conversion Transactions.  For example, if the net loss of the Manager and Holdings for this period was $1 million, the number of shares issued to the stockholders of the Manager and the members of Holdings would be reduced by 50,000 shares.  Any reduction in the number of shares issuable to the equity holders of the Manager and Holdings will be allocated pro rata among the stockholders of the Manager and the members of Holdings based on their pro rata ownership interest in the Manager and Holdings.

Allocation of Profits and Losses.  The conversion plan provides that (i) all distributions of earnings of the Manager through the year ended December 31, 2009 will be allocated to the equity holders of the Manager and Holdings in proportion to their ownership interest in the Manager, (ii) the net income or net losses of the Manager and Holdings for the period from January 1, 2010 through the consummation of the Conversion Transactions will be allocable to the equity holders of the Manager and Holdings in proportion to their ownership interest in the Manager, and (iii) any net profits of the Manager from the period of January 1, 2010 through the consummation of the Conversion Transactions will be retained by IMH Financial Corporation.

Succession to Fund Assets and Liabilities.  The conversion plan provides that upon consummation of the Conversion Transactions, all of the property, assets (including, without limitation, all mortgage loans), rights, privileges, powers and franchises of the Fund shall vest in IMH Financial Corporation, and all debts, liabilities and duties of the Fund (including, without limitation, the obligation of IMH Financial Corporation to indemnify and hold harmless the Manager and its affiliates of the Manager which performed services for the Fund in respect of any loss or liability suffered by the Manager in such capacity as Manager, subject to the limitations in the Fund’s operating agreement).

Non-Competition Covenant.  Under the conversion plan each of Messrs. Albers and Meris agree not to directly or indirectly (i) compete with the business of IMH Financial Corporation, and (ii) encourage any IMH Financial Corporation employee to leave his or her position with IMH Financial Corporation. These restrictions are applicable from the date of consummation of an initial public offering and expire upon the earlier to occur of (i) the 18-month anniversary of consummation of the Conversion Transactions, or (ii) the sale, liquidation or change of control (as such term is defined in an employment contract with IMH Financial Corporation once entered into) of IMH Financial Corporation. However, the conversion plan permits each of Messrs.  Albers and Meris to (i) serve (in any capacity) and invest in other companies that are either affiliated with or approved by the independent members of the board of directors of IMH Financial Corporation (including the SWI Fund), and (ii) invest in companies that compete with IMH Financial Corporation, as long as neither Mr. Albers nor Mr. Meris is an officer or director of the applicable competitive company. The independent members of the board of directors of IMH Financial Corporation may waive any of the non-competition provisions under the conversion plan.

Representations and Warranties; No Indemnification.  The conversion plan contains minimal representations warranties made on behalf of each of the Manager, Holdings and their respective stockholders and members, and the conversion plan does not provide indemnification rights in favor of the Fund or the members of the Fund in the event of any inaccuracy in, or breach of, those representations and warranties.

Closing Conditions.  The closing of the conversion plan is subject to various standard conditions, including, without limitation, the following:

•	the approval of the conversion plan by the necessary vote of the members of the Fund;

•	the adoption of the 2010 IMH Financial Corporation Employee Stock Incentive Plan;

•
the effectiveness of the registration statement on Form S-4 filed by the Fund in connection with theConversion Transactions, without the issuance of a stop order or initiation of anyproceeding seeking astop order by the Securities and Exchange Commission, or SEC;

•	the receipt of all governmental and third party consents necessary to the transactions contemplated bythe conversion plan; and

•	all representations and warranties of the parties being true and correct when made and as of the closing.

Termination.  The conversion plan provides that it may be terminated and the Conversion Transactions abandoned at any time prior to their completion, before or after approval of the Conversion Transactions, by the members of the Fund, by either:

•	the written consent by each of the Fund, the Manager, and Holdings; or

•	the Manager, in its sole discretion.

Item 1.02.   Termination of a Material Definitive Agreement.

The conversion plan discussed in Item 1.01 amends and supersedes that certain Agreement and Plan of Conversion and Contribution, dated May 5, 2010, by and among the Fund, the Manager and its stockholders, and Holdings and its members, to provide for downward adjustment of the 895,750 shares of IMH Financial Corporation Class B and Class C common stock issuable to the equityholders of the Manager and Holdings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Conversion Plan, dated May 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 2010	IMH SECURED LOAN FUND, LLC

	By:	Investors Mortgage Holdings, Inc.

	Its:	Manager

	By:	/s/ Shane Albers
Shane Albers Chairman and Chief Executive Officer